EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-138316) of Kyocera Corporation and Form S-8 (No. 333-103611) of AVX Corporation, of our report dated July 11, 2007 with respect to the financial statements of AFGWU Local 1028 401(k) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina as of December 31, 2006 and 2005, and the related supplemental schedule as of December 31, 2006, (which report expressed an unqualified opinion and contains an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Staff Position AAG INV-1 and SOP 94-4-1, Reporting of Fully Benefit-Responsive Investment Contracts Held by Certain Investment Companies Subject to the AICPA Investment Company Guide and Defined-Contribution Health and Welfare and Pension Plans) which appears in the December 31, 2006 annual report on Form 11-K of AFGWU Local 1028 401(k) Retirement Plan for Employees of AVX Corporation in Raleigh, North Carolina.

/s/Grant Thornton, LLP

July 11, 2007